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                        Consent of Auditor

I hereby consent to the use in this Form 10-KSB for Corporate
Development Centers Inc., of my report dated January 22, 2001, relating to the December 31, 2000, and 1999 financial statements of Corporate Development Centers Inc.


/s/ Ted A. Madsen
Ted A. Madsen
Salt Lake City, Utah
February 8, 2001